SCHEDULE I

                          TO THE DISTRIBUTION AGREEMENT

                               DATED JUNE 1, 1996
                       BETWEEN THE VICTORY PORTFOLIOS AND

                     BISYS FUND SERVICES LIMITED PARTNERSHIP
                          Amended as of August 17, 1999

1. Victory Balanced Fund                        18.Victory Prime Obligations Fund
        Class A Shares                          19.Victory Real Estate Investment Fund
        Class B Shares                                  Class A Shares
        Class G Shares                                  Class G Shares
2. Victory Diversified Stock Fund               20.Victory Small Company Opportunity Fund
        Class A Shares                                  Class A Shares
        Class B Shares                                  Class G Shares
        Class G Shares                          21.Victory Special Value Fund
3. Victory Government Mortgage Fund                     Class A Shares
4. Victory Growth Fund                                  Class B Shares
        Class A Shares                                  Class G Shares
        Class G Shares                          22.Victory Stock Index Fund
5. Victory Financial Reserves Fund                      Class A Shares
6. Victory Fund for Income                              Class G Shares
        Class A Shares                          23.Victory Tax-Free Money Market Fund
        Class G Shares                          24.Victory U.S. Government Obligations Fund
7. Victory Institutional Money Market Fund              Investor Shares
        Investor Shares                                 Select Shares
        Select Shares                           25.Victory Value Fund
8. Victory Intermediate Income Fund                     Class A Shares
        Class A Shares                                  Class G Shares
9. Victory International Growth Fund            26.Victory Federal Money Market Fund
        Class A Shares                                  Investor Shares
        Class B Shares                                  Select Shares
        Class G Shares                          27.Victory Convertible Securities Fund
10.Victory Investment Quality Bond Fund                 Class A Shares
        Class A Shares                                  Class G Shares
11.Victory Lakefront Fund                       28.Victory LifeChoice Conservative Investor Fund
12.Victory Limited Term Income Fund             29.Victory LifeChoice Growth Investor Fund
13.Victory National Municipal Bond Fund         30.Victory LifeChoice Moderate Investor Fund
        Class A Shares                          31.Victory Maine Municipal Bond Fund (Intermediate)
        Class B Shares                          32.Victory Maine Municipal Bond Fund
14.Victory New York Tax-Free Fund                  (Short-Intermediate)
        Class A Shares                          33.Victory Michigan Municipal Bond Fund
        Class B Shares                          34.Victory Equity Income Fund
15.Victory Ohio Municipal Bond Fund             35.Victory National Municipal Bond Fund (Long)
        Class A Shares                          36.Victory National Municipal Bond Fund
        Class G Shares                                (Short-Intermediate)
16.Victory Ohio Municipal Money Market Fund     37.Victory Established Value Fund
17.Victory Ohio Regional Stock Fund                     Class G Shares
        Class A Shares                          38.Victory Gradison Government Reserves Fund
        Class B Shares                                  Class G Shares
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